Filed Pursuant to Rule 424(b)(2)
                                Registration File No 333-19263

PRICING SUPPLEMENT NO. 1
Dated June 3, 1997 to
Prospectus dated January 6, 1997.

               BALTIMORE GAS AND ELECTRIC COMPANY

                          $200,000,000
                   Medium-Term Notes, Series E
         Due from 1 year to 30 years from Date of Issue
             (Interest Payable May 1 and November 1)

Principal
Amount:                           $30,000,000

Interest
Rate:                                   6.75%

Original
Issue Date:                            6/4/97

Stated
Maturity:                            6/5/2012

Repurchase Dates at the
Option of the Holder:         6/5/2002 @ 100%
                              6/5/2007 @ 100%

Price
to Public:                        $30,000,000

Agent's
Commission:                          $150,000

Net Proceeds
to Company:                       $29,850,000

     This Pricing Supplement relates to the original issuance and sale by Baltimore Gas and Electric Company (the "Company") of the
Medium-Term  Notes,  Series E, described  herein  through  Lehman
Brothers or Goldman, Sachs & Co., as agents.

       Medium-Term Notes, Series E, may be issued under Registration Statement No. 333-19263 by the Company in a principal amount of up to $200,000,000 in gross proceeds and, to date, including this offering, an aggregate of $30,000,000 has been issued.

                                Filed Pursuant to Rule 424(b)(2)
                                Registration File No 333-19263

PRICING SUPPLEMENT NO. 2
Dated June 3, 1997 to
Prospectus dated January 6, 1997.

               BALTIMORE GAS AND ELECTRIC COMPANY

                          $200,000,000
                   Medium-Term Notes, Series E
         Due from 1 year to 30 years from Date of Issue
             (Interest Payable May 1 and November 1)

Principal
Amount:                           $30,000,000

Interest
Rate:                                   6.75%

Original
Issue Date:                            6/5/97

Stated
Maturity:                            6/5/2012

Repurchase Dates at the
Option of the Holder:         6/5/2002 @ 100%
                              6/5/2007 @ 100%

Price
to Public:                        $30,000,000

Agent's
Commission:                          $150,000

Net Proceeds
to Company:                       $29,850,000

     This Pricing Supplement relates to the original issuance and sale by Baltimore Gas and Electric Company (the "Company") of the
Medium-Term  Notes,  Series E, described  herein  through  Lehman
Brothers or Goldman, Sachs & Co., as agents.

       Medium-Term Notes, Series E, may be issued under Registration Statement No. 333-19263 by the Company in a principal amount of up to $200,000,000 in gross proceeds and, to date, including this offering, an aggregate of $60,000,000 has been issued.